2015 CEO Compensation Plan (as amended May 22, 2015)

The Board of Directors has approved the following 2015 compensation plan for Jeff Housenbold, President and CEO.
Plan Summary

Element	Threshold	Target	Maximum
Base Salary	n/a	$700,000 (+7.7%)	n/a
Cash Bonus Target	75%	100%	200%
Total Cash Target	$1,225,000	$1,400,000	$2,100,000
Time-Based RSU (45% of total)(1)	$6,805,620	$6,805,620	$6,805,620
Performance-Based RSU (55% of total)(2)	$3,245,468	$8,564,580	$18,931,894
Total RSU	$10,051,088	$15,460,200	$25,737,514
Total RSU shares	236,250	360,000	595,125
Total Compensation	$11,276,088	$16,860,200	$27,837,514
(1)Grant date face value of $42.01, which is the closing price of SFLY on the date of grant – November 20, 2014.
(2) Grant date fair value of $43.71; which is the fair value determined using outside valuation services in the first quarter of 2015.
Plan Components

•	Base salary of $700,000, effective December 1, 2014

•	Cash bonus target of 100% of base salary, earned quarterly in accordance with the 2015 Quarterly Bonus Plan (CEO & eStaff); maximum bonus is 200% of target

•	162,000 Time-vested Restricted Stock Units (RSU) with a target grant value of $6,805,620

◦	Value of shares determined by multiplying the share count by the closing price on the date of grant – November 20, 2014

◦	Vesting will occur over 4 years, 25% each on the 1st, 2nd, 3rd and 4th anniversary of the grant date

•
198,000 Performance-based Restricted Stock Units (PBRSU) with a target grant value of $8,654,580, modified for absolute company performance by Trigger and Funding Goals, and relative company performance in a Relative Shareholder Return Modifier Goal, as follows:

o	Trigger Goal: EBITDA one year target for 2015, must be achieved at the “target” level set for this plan of $182M in 2015; achievement below target results in no earned PBRSU

o	Funding Goal: Revenue 1 year goal in 2015 will earn PBRSU as follows:

Funding Table	Revenue Attained	Percent of PBRSU Earned
Threshold	$1.015B	50%
Target	$1.050B	100%
Maximum	$1.10B	175%

▪	Achievement between Threshold and Target, or Target and Maximum will be interpolated on a straight-line basis

Nothing in this program summary alters the “at will” employment relationship with the Company, as described in the employee handbook. Neither the program nor th transactions authorized under the program constitute an express or implied promise of continued employment for any period. Nothing in the program shall interfere with or limit in any way the right of the employee or the Company to terminate employment at any time, with or without cause or notice.

2015 CEO Compensation Plan (as amended May 22, 2015)

o
Relative Shareholder Return Modifier Goal: Comparison SFLY 2-year cumulative share value growth compared to Russell 2000 Index (RUT) share value growth over the same period*, will modify the PBRSU Funding as follows:

▪	Minimum: If SFLY is 25 percentage points or lower than RUT = 75% of Funded Goal result

▪	Target: If SFLY is Equal to RUT = 100% of Funded Goal result

▪	Maximum: If SFLY is 25 percentage points or higher than RUT = 125% of Funded Goal result

▪
Achievement between Minimum and Target, or Target and Maximum will be interpolated on a straight-line basis; every whole percentage point of SFLY 2-year cumulative share value growth that is above or below the RUT Index, will add or subtract, respectively, 1% from the 100% of Funded Goal result

▪	Example: SFLY 2 year cumulative share value growth = 30%
RUT 2 year cumulative share value growth = 20%
SFLY result is +10 percentage points higher than RUT
Modifier is 110%, applied to the Funded Goal Result

o
Vesting of earned PBRSU under the funding goal will occur over 3 years; one third on the 1st anniversary of the grant based on achievement of performance goals, and one third on both the 2nd and 3rd anniversaries of the grant assuming continued service until that date.

o
Vesting of earned PBRSUs under the RUT modifier will occur over 3 years, with two thirds on the 2nd anniversary of the grant based on achievement of market goals; and the remaining one third on the 3rd anniversary of the grant assuming continued service until that date.

o
In order to ensure sufficient pool shares in the 2006 Equity Incentive Plan to accommodate the full range of PBRSU shares earned under this plan, the PBRSU grant will be made at the Maximum grant date face value shown in the Plan Summary above, with achievement of the PBRSU goals determining the portion of the grant that vests

o	PBRSU Calculation to determine number of shares to vest:

▪	Target Shares x Trigger Goal Result x Funding Goal Result x Modifier Goal Result

▪	Example assuming Trigger achieved (100%), Funding @ 150%, Modifier @ 110%:

•	198,000 x 100% Trigger x 150% Funding x 110% Modifier = 326,700 to vest

•	The RSU and PBRSU grants will be governed by Shutterfly’s 2006 Equity Incentive Plan.

Nothing in this program summary alters the “at will” employment relationship with the Company, as described in the employee handbook. Neither the program nor th transactions authorized under the program constitute an express or implied promise of continued employment for any period. Nothing in the program shall interfere with or limit in any way the right of the employee or the Company to terminate employment at any time, with or without cause or notice.

2015 CEO Compensation Plan (as amended May 22, 2015)

Appendix: Baseline for Relative Shareholder Return

Nothing in this program summary alters the “at will” employment relationship with the Company, as described in the employee handbook. Neither the program nor th transactions authorized under the program constitute an express or implied promise of continued employment for any period. Nothing in the program shall interfere with or limit in any way the right of the employee or the Company to terminate employment at any time, with or without cause or notice.